Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126958) of Net 1 UEPS Technologies, Inc. of our report dated 8 September 2006 relating to the financial statements of Prism Holdings Limited, which appears in the Current Report on Form 8-K/A of Net 1 UEPS Technologies, Inc. dated 13 September 2006.

/s/ PricewaterhouseCoopers, Inc.

PricewaterhouseCoopers, Inc.
Registered Auditor

Johannesburg, South Africa
13 September 2006